Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

First Quarter 2020 Financial Results

LOS ANGELES, May 7, 2020 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the first quarter ended March 31, 2020 and certain updates.

Michael J. Mazzei commented, “First and foremost, we want to convey our best wishes for everyone’s health and safety during these difficult times. The COVID-19 pandemic remains an unprecedented global event and Colony Credit Real Estate remains committed to the welfare of all of our stakeholders as we navigate this evolving situation.

Mr. Mazzei added, “The COVID-19 disruption is poised to deliver unprecedented challenges to the real estate industry. The ultimate impact is still somewhat unknowable. It will in part be a function of the duration of the pandemic as well as required and personal behavioral changes. Despite these extraordinary times, first quarter underlying results were in line with our expectations. In addition, we took measures with our banking, financial, borrower and partner relationships, regarding properties and business operations, to support the balance sheet and our financial flexibility. The Company has liquidity of over $250 million between cash on hand and our corporate revolver.”

Mr. Mazzei continued, “Over time, this disruption will be followed by an evolving recovery. The Colony Credit team will continue to stay focused in taking measures to prepare for and navigate the challenges and opportunities ahead.”

First Quarter 2020 Significant Developments and Subsequent Events

•	Michael J. Mazzei joined as Chief Executive Officer and President of the Company on April 1, 2020

•

First quarter 2020 GAAP net income (loss) attributable to common stockholders of $(78.8) million, or $(0.62) per share, and total Core Earnings / Legacy, Non-Strategic Earnings of $11.5 million, or $0.09 per share. Excluding provision for loan losses of $39.1 million and realized gains of $9.3 million, total Core Earnings / Legacy, Non-Strategic Earnings of $41.4 million, or $0.31 per share

•

Declared and paid a monthly cash dividend of $0.10 per share of Class A common stock (the “common stock”) for January, February and March 2020. Subsequent to quarter end, in connection with the impact of the COVID-19 global pandemic, the Company announced a suspension of the monthly cash dividend beginning with the monthly period ending April 30, 2020

•	GAAP net book value of $2.0 billion, or $14.85 per share and undepreciated book value of $2.1 billion, or $16.12 per share, as of March 31, 2020

•

As of May 6, 2020, total corporate liquidity of approximately $255 million through cash-on-hand and availability under the corporate revolving credit facility. In addition, excess capacity under the Company’s master repurchase facilities of approximately $1.6 billion

•

Maintains full compliance with financial covenants under bank credit facility and master repurchase facilities. Subsequent to the first quarter, on May 6, 2020, the Company amended its bank credit facility to: (i) reduce the tangible net worth covenant from $2.1 billion to $1.5 billion, providing portfolio management flexibilities as a result of any disruptions in investments caused by COVID-19 or other factors; (ii) reduce the facility size from $560 million to $450 million (noting current borrowings of $299 million); (iii) limit dividends in line with taxable income and restrict stock repurchases, each for liquidity preservation purposes; and (iv) focus new investments on senior mortgages

Core Portfolio

•

First quarter 2020 GAAP net income (loss) attributable to common stockholders of $(35.0) million, or $(0.27) per share, and Core Earnings of $46.2 million, or $0.35 per share. Core Earnings of $40.0 million, or $0.30 per share, excluding provision for loan losses of $2.3 million and realized gains on FX hedges of $8.6 million

•

GAAP net book value of $1.8 billion, or $13.36 per share and undepreciated book value of $1.8 billion, or $14.04 per share, as of March 31, 2020. CECL reserve for outstanding loans and future funding commitments of $52.2 million, or $0.41 per share, which is 2.0% of the aggregate commitment amount of the loan portfolio as of March 31, 2020

•	The Company has not closed on any new investments in 2020 through the date hereof and is primarily focused on existing investments and commitments

•	During the first quarter, three loans totaling $68 million in carrying value repaid in full

•	Senior Loan and Master Repurchase Facilities

o

As of March 31, 2020, the Company’s exposure to CRE senior mortgage loan investments had a carrying value of $2.3 billion, which was approximately 42% of the Company’s total book value and 49% of the book value of the

Company’s Core Portfolio; $1.0 billion was financed with $707 million under its senior loan master repurchase facilities with 5 repurchase facility bank lenders. As of the date hereof, the Company’s exposure to senior loan master repurchase facility financing was approximately $700 million

o

As of the date hereof, the Company maintains (i) four senior mortgage hospitality loans with aggregate outstanding borrowings of $173 million. The Company received and timely paid one margin call for less than $1 million on one hospitality loan. In addition, the Company made voluntarily paydowns on two other hospitality loans, received a holiday from future margin calls between 3 and 4 months, and obtained broader discretion to enter into permitted modifications with its borrowers on these specific loans, if necessary, in the upcoming 6 months

o

The Company is in active discussions with other master repurchase facility lenders to achieve a result similar to the agreements described above, either on an asset specific basis or across all assets with the specific lender

•	CRE Debt Securities and Master Repurchase Facilities

o

As March 31, 2020, the Company’s exposure to CRE debt securities had a carrying value of $270 million and $207 million of such CRE debt securities were financed by master repurchase facilities. The Company has met all margin calls under financing arrangements on its CRE debt securities, with the most recent call received and timely paid on March 26, 2020

o

On April 6, 2020, the Company consolidated its CRE debt securities master repurchase facility borrowings with one existing counterparty bank. The Company also paid down its master repurchase facility borrowing advance rate to a blended borrowing advance rate of 62% and extended the repurchase date on all such borrowings to June 30, 2020. This pay down provides a 15% buffer before further margin calls on a bond would apply

o

As of the date hereof, the Company maintains approximately $124 million of repurchase financing on such CRE debt securities, which are collateralized by both investment grade-rated bonds ($98 million obligation) and non-investment grade-rated bonds ($26 million obligation). The financing bears a fixed rate of 4.50%

Legacy, Non-Strategic (“LNS”) Portfolio

•

First quarter 2020 GAAP net income (loss) attributable to common stockholders of $(43.8) million, or $(0.35) per share, and Legacy, Non-Strategic Earnings (Loss) of $(34.7) million, or $(0.26) per share. Legacy, Non-Strategic Earnings of $1.4 million, or $0.01 per share, excluding provision for loan losses of $36.8 million and other realized gains of $0.7 million

•	GAAP net book value of $0.2 billion, or $1.49 per share as of March 31, 2020

•

LNS Portfolio Sales – The portfolio bifurcation plan established in November 2019 has provided the Company a source of liquidity to access during current market conditions. During the first quarter 2020 through the date hereof:

o

13 Sold/Resolved Assets: 13 LNS assets were resolved or sold for a total gross sales price of $269 million and a net sales price of $170 million after transaction costs, debt repayment and promote, representing an approximately $3 million gain and a 2% premium to GAAP net carrying value

o

NY Hospitality Loans: During the three months ended March 31, 2020, given the immediate and significant detrimental impact of COVID-19, recorded a $37 million provision for loan loss related to the Company’s four New York Hospitality Loans collateralized by a 1,300-room hotel. On April 22, 2020, closed on a discounted pay-off of the total investment interests, realizing on such provision for loan loss

o

Since the portfolio bifurcation plan was announced in November 2019, the Company has monetized $198 million of LNS net carrying value, or approximately 48% of the total LNS net carrying value for $192 million of net sale proceeds

Portfolio Performance

As of the date hereof, the Company has received approximately 99% of April interest payments due from borrowers across the Core Portfolio, representing approximately $2.8 billion of the $2.9 billion total carrying value. In addition, the Company has collected approximately 95% of April rent payments across the Core Net Leased Real Estate portfolio, representing approximately $6.3 million of the $6.6 million monthly rent due.

The Company continues to work closely with its borrowers to address the impacts of COVID-19 on their business. To the extent that certain borrowers are experiencing significant financial dislocation, the Company may consider the use of interest and other reserves and/or the replenishment of obligations of the borrower and/or guarantors to meet current interest payment obligations, for a limited period of time. Similarly, the Company may evaluate converting certain current interest payment obligations to payment-in-kind as a potential bridge period solution.

As of March 31, 2020, the Core Portfolio consisted of 53 loans held by the Company, including senior loans, mezzanine loans and preferred equity interests, and had an average risk rating of 3.8 (average risk); weighted by total loan exposure on a 1 (Very Low Risk) to 5 (Impaired/Defaulted/Loss Likely) scale. As of March 31, 2020, three investments (two assets) representing 4.5% of the Core Portfolio were rated 5 (Impaired/Defaulted/Loss Likely).

Common Stock and Operating Partnership Units

As of May 6, 2020, the Company had approximately 128.4 million shares of common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend Announcement

The Company’s Board of Directors declared a monthly cash dividend of $0.10 per share of common stock for: (i) the monthly period ended January 31, 2020, which was paid on February 10, 2020, to stockholders of record on January 31, 2020, (ii) the monthly period ended February 29, 2020, which was paid on March 10, 2020, to stockholders of record on February 29, 2020, and (iii) the monthly period ended March 31, 2020, which was paid on April 10, 2020, to stockholders of record on March 31, 2020.

Subsequent to quarter end, in connection with the impact of the COVID-19 global pandemic, the Company announced a suspension of the monthly cash dividend beginning with the monthly period ending April 30, 2020. The COVID-19 pandemic has caused extraordinary volatility and unprecedented market conditions, including actual and unanticipated consequences to the Company and certain investments, which may continue. Having made monthly cash dividend payments through March 31, 2020, the Board of Directors and management believe it is prudent and in the best interests of the Company to conserve available liquidity. The Board of Directors will evaluate dividends in future periods based upon customary considerations, including market conditions. Importantly, the Company continues to monitor its taxable income to ensure that the Company meets the minimum distribution requirements to maintain its status as a REIT for the annual period ending December 31, 2020.

Internalization Discussions with Colony Capital, Inc.

Due to ongoing uncertainty surrounding the duration and magnitude of the COVID-19 pandemic and its impact on the global economy, on April 1, 2020, Colony Capital reported in Amendment No. 3 to Schedule 13D (filed with the U.S. Securities and Exchange Commission or “SEC”) that it has postponed any decision regarding a disposition of its management agreement with the Company until market conditions improve.

Non-GAAP Financial Measures and Definitions

Core Earnings/Legacy, Non-Strategic Earnings

We present Core Earnings/Legacy, Non-Strategic Earnings, which are non-GAAP supplemental financial measures of our performance. Our Core Earnings are generated by the Core Portfolio and Legacy, Non-Strategic Earnings are generated by the Legacy, Non-Strategic Portfolio. We believe that Core Earnings/Legacy, Non-Strategic Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). These supplemental financial measures help us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we pay our Manager, see Note 10, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the SEC. In addition, we believe that our investors also use Core Earnings/Legacy, Non-Strategic Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings/Legacy, Non-Strategic Earnings is useful to our investors.

We define Core Earnings/Legacy, Non-Strategic Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or “OP”) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or “PD/LGD”) model, (vii) depreciation and amortization, (viiI) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings/Legacy, Non-Strategic Earnings. For clauses (ix) and (x), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. U.S. GAAP net income (loss) attributable to our common stockholders and Core Earnings/Legacy, Non-Strategic Earnings include provisions for loan losses.

Prior to the third quarter of 2019, Core Earnings reflected adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. During the third quarter of 2019, we revised our definition of Core Earnings to include the provision for loan losses while excluding realized losses of sales of real estate property and impairment write-downs of preferred equity investments. This was approved by a majority of our independent directors.

Core Earnings/Legacy, Non-Strategic Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings/Legacy, Non-Strategic Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings/Legacy, Non-Strategic Earnings may not be comparable to the Core Earnings/Legacy, Non-Strategic Earnings reported by other companies.

The Company calculates Core Earnings/Legacy, Non-Strategic Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Core Portfolio

We present the Core Portfolio, which consists of four business and reportable segments including senior and mezzanine loans and preferred equity, CRE debt securities, net leased real estate and corporate. Senior and mezzanine loans and preferred equity consists of CRE debt investments including senior mortgage loans, mezzanine loans, and preferred equity interests as well as participations in such loans. The segment also includes acquisition, development and construction loan arrangements accounted for as equity method investments as well as loans and preferred equity interests held through joint ventures with an affiliate of Colony Capital which were deconsolidated as a result of our formation transaction and subsequently treated as equity method investments. CRE debt securities include both investment grade and non-investment grade rated CMBS bonds (including “B-pieces” of CMBS securitization pools or “B-Piece” investments). Net leased real estate includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance capital expenditures and real estate taxes. Corporate includes corporate-level asset management and other fees, related party and general and administrative expenses related to the Core Portfolio only.

Legacy, Non-Strategic Portfolio

We present the Legacy, Non-Strategic Portfolio, which is a business and reportable segment that consists of direct investments in operating real estate such as multi-tenant office and multifamily residential assets, real estate acquired in settlement of loans, real estate private equity interests and certain retail and other legacy loans originated prior to the combination that created the Company. This segment includes corporate-level asset management and other fees, related party and general and administrative expenses related to the Legacy, Non-strategic Portfolio.

First Quarter 2020 Conference Call

The Company will conduct a conference call to discuss the financial results on May 7, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the event by telephone, please dial (800) 263-0877 ten minutes prior to the start time (to allow time for registration). International callers should dial (856) 344-9283. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting May 7, 2020 at 5:00 p.m. PT / 8:00 p.m. ET, through May 14, 2020, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 5903995. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A First Quarter 2020 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and its adverse impact on the real estate market, the economy and the Company’s investments (including, but not limited to, the Los Angeles mixed-use development loan), financial condition and business operation; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company’s corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company’s liquidity, including margin calls on master repurchase facilities, debt service or lease payment defaults or deferrals, demands for protective advances and capital expenditures, or its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; the Company’s ability to pay, maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; whether Colony Capital will continue to serve as our external manager or whether we will pursue another strategic transaction; and the impact of legislative, regulatory and competitive changes, and the actions of government authorities, including the current U.S. presidential administration, and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2020
	(Unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$393,845	$69,619
Restricted cash	159,521	126,065
Loans and preferred equity held for investment, net	2,351,278	2,576,332
Real estate securities, available for sale, at fair value	179,572	252,824
Real estate, net	1,226,988	1,484,796
Investments in unconsolidated ventures ($8,764 and $10,283 at fair value, respectively)	585,994	595,305
Receivables, net	41,569	46,456
Deferred leasing costs and intangible assets, net	98,507	112,762
Assets held for sale	270,680	189,470
Other assets	62,643	87,707
Mortgage loans held in securitization trusts, at fair value	1,822,991	1,872,970
Total assets	$7,193,588	$7,414,306
Liabilities
Securitization bonds payable, net	$833,671	$833,153
Mortgage and other notes payable, net	1,152,851	1,256,112
Credit facilities	1,260,419	1,099,233
Due to related party	10,766	11,016
Accrued and other liabilities	145,956	140,424
Intangible liabilities, net	10,548	22,149
Liabilities related to assets held for sale	10,842	294
Escrow deposits payable	49,499	74,497
Dividends payable	13,147	13,164
Mortgage obligations issued by securitization trusts, at fair value	1,732,388	1,762,914
Total liabilities	5,220,087	5,212,956
Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.01 par value per share
Class A, 950,000,000 shares authorized, 128,366,427 and 128,538,703 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1,284	1,285
Additional paid-in capital	2,907,796	2,909,181
Accumulated deficit	(959,695)	(819,738)
Accumulated other comprehensive income (loss)	(42,705)	28,294
Total stockholders’ equity	1,906,680	2,119,022
Noncontrolling interests in investment entities	21,141	31,631
Noncontrolling interests in the Operating Partnership	45,680	50,697
Total equity	1,973,501	2,201,350
Total liabilities and equity	$7,193,588	$7,414,306

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Net interest income
Interest income	$46,104	$38,409
Interest expense	(20,744)	(19,292)
Interest income on mortgage loans held in securitization trusts	20,555	38,476
Interest expense on mortgage obligations issued by securitization trusts	(18,059)	(35,635)

Net interest income	27,856	21,958

Property and other income
Property operating income	52,513	63,134
Other income	9,409	177

Total property and other income	61,922	63,311

Expenses
Management fee expense	7,946	11,358
Property operating expense	22,531	28,180
Transaction, investment and servicing expense	3,134	529
Interest expense on real estate	13,078	13,607
Depreciation and amortization	17,976	27,662
Provision for loan losses	69,932	-
Impairment of operating real estate	4,126	-
Administrative expense (including $342 and $1,843 of equity-based compensation expense, respectively)	7,038	6,653

Total expenses	145,761	87,989

Other income (loss)
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	(19,452)	1,029
Realized gain on mortgage loans and obligations held in securitization trusts, net	-	48
Other loss, net	(20,162)	(5,079)

Loss before equity in earnings of unconsolidated ventures and income taxes	(95,597)	(6,722)
Equity in earnings of unconsolidated ventures	17,167	21,310
Income tax benefit (expense)	(1,711)	369

Net income (loss)	(80,141)	14,957
Net (income) loss attributable to noncontrolling interests:
Investment entities	(523)	298
Operating Partnership	1,892	(347)

Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	$(78,772)	$14,908

Net income (loss) per common share – basic and diluted	$(0.62)	$0.11

Weighted average shares of common stock outstanding – basic and diluted	128,487	127,943

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data) (Unaudited)

GAAP Net Income (Loss) to Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss)

	Three Months Ended March 31, 2020

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(78,772)	$(43,774)	$(34,998)
Adjustments:		-	-
Net loss attributable to noncontrolling interest of the Operating Partnership	(1,892)	(1,049)	(843)
Non-cash equity compensation expense	342	154	188
Transaction costs	1,865	684	1,181
Depreciation and amortization	17,510	6,131	11,379
Net unrealized loss (gain) on investments:
Impairment of operating real estate and preferred equity	4,126	4,126	-
Other unrealized loss	40,360	34	40,326
CECL reserves(1)	29,000	(153)	29,153
Gains on sales of real estate	(452)	(452)	-
Adjustments related to noncontrolling interests in investment entities	(589)	(376)	(213)
Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$11,498	$(34,675)	$46,173
Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) per share(2)	$0.09	$(0.26)	$0.35
Weighted average number of common shares and OP units(2)	131,563	131,563	131,563

(1)	Includes $29.0 million in provision for loan losses calculated by the Company’s PD/LGD model and excludes $40.7 million which was evaluated individually and included in Core Earnings
(2)

The Company calculates Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended March 31, 2020, the weighted average number of common shares and OP units was approximately 131.6 million; includes 3.1 million of OP units.

GAAP Net Book Value to Undepreciated Book Value

	As of March 31, 2020

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
GAAP net book value (excl. noncontrolling interests in investment entities)	$1,952,360	$196,380	$1,755,980
Accumulated depreciation and amortization(1)	166,655	76,921	89,734
Undepreciated book value	$2,119,015	$273,301	$1,845,714

GAAP net book value per share (excl. noncontrolling interests in investment entities)	$14.85	$1.49	$13.36
Accumulated depreciation and amortization per share(1)	1.27	0.59	0.68
Undepreciated book value per share	$16.12	$2.08	$14.04
Total common shares and OP units outstanding(2)	131,442	131,442	131,442

(1)	Represents at-share net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
(2)

The Company calculates GAAP net book value (excluding noncontrolling interests in investment entities) per share and undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of March 31, 2020, the total number of common shares and OP units outstanding was approximately 131.4 million

Cumulative Legacy, Non-Strategic Resolutions Since Announcing Portfolio Bifurcation Plan (November 2019)

	Number	Investment	As of September 30, 2019, GAAP		Gross	Net
($ in millions; at CLNC share)	of Assets	Count	Carrying Value	Net Carrying Value(1)	Sales Price(2)	Sales Price(2)(3)
Sold / Resolved	18	26	$309	$198	$291	$192
Under Contract	2	2	20	20	23	23
Listed for Sale	22	25	194	100	n/a	n/a
Preparing for Sale	12	17	323	96	n/a	n/a

Total	54	70	$845	$413	n/a	n/a

(1)

Net carrying value includes $27.5 million of investment-level financing related to one sold / resolved asset that was paid down subsequent to September 30, 2019. As a result, net carrying values as of September 30, 2019 may not be an appropriate proxy when comparing to actual results

(2)

Gross and net sales price includes approximately $13.2 million of cash proceeds related to the NY Hospitality Loans, which were swept to paydown the unpaid principal balance prior to closing of the discounted payoff on April 22, 2020

(3)	Net sales price represents gross sales price net of any in-place investment-level financing and transaction costs